EXHIBIT 16.1


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PRICEWATERHOUSECOOPERS
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                                                      PricewaterhouseCoopers LLP
                                                      650 Third Avenue South
                                                      Park Building
                                                      Suite 1300
                                                      Minneapolis, MN 55402-4333
January 22, 2001                                      Telephone (612) 596-6000
                                                      Facsimile (612) 373-7160


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Reuter Manufacturing, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 16, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Enclosures